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Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and to the inclusion of our report dated December 21, 2007 on the statement of assets and liabilities of RMR Real Estate Securities Fund as of December 14, 2007, included in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-1A, 333-145646) of RMR Funds Series Trust.

                      /s/ ERNST & YOUNG LLP

Boston, Massachusetts
December 21, 2007

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Consent of Independent Registered Public Accounting Firm